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                                                               EXHIBIT 5.1



                                    March 18, 1997





The Board of Directors
The Mills Corporation
1300 Wilson Boulevard
Suite 400
Arlington, Virginia 22209

Ladies and Gentlemen:

    We are acting as counsel to The Mills Corporation, a Delaware corporation (the "Company"), in connection with its registration statement on Form S-3, including Pre-Effective Amendment No. 1 thereto (SEC File No. 333-13363) (the "Registration Statement") previously declared effective by the Securities and Exchange Commission relating to the proposed public offering of securities of the Company that may be offered and sold by the Company from time to time as set forth in the prospectus which forms a part of the Registration Statement (the "Prospectus"), and as to be set forth in one or more supplements to the Prospectus (each, a "Prospectus Supplement"). This opinion letter is rendered in connection with the proposed public offering of 5,175,000 shares of common stock, par value $.01 per share (the "Shares"), of the Company, as described in a Prospectus Supplement dated March 12, 1997. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. Section 229.601(b)(5), in connection with the Registration Statement.

   For purposes of this opinion letter, we have examined copies of the following documents:

   1. An executed copy of the Registration Statement.


   2. The Amended and Restated Certificate of Incorporation of the Company, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

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   3. The Amended and Restated Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

   4. Resolutions of the Board of Directors of the Company adopted at a special meeting held on February 14, 1997, and of the Pricing Committee of the Board of Directors adopted on March 12, 1997, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect, relating to the filing of the Registration Statement and related matters.

   5. Executed copies of the Underwriting Agreement dated March 12,
      1997, among the Company, The Mills Limited Partnership and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriting Agreement") and the Terms Agreement dated March 12, 1997 among the Company, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Dean Witter Reynolds Inc., Legg Mason Wood Walker, Incorporated and Salomon Brothers Inc (the "Terms Agreement").

   In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

   This opinion letter is based as to matters of law solely on the General Corporation Law of the State of Delaware, as amended (the "DGCL"), and we express no opinion herein as to any other laws, statutes, regulations, or ordinances.

   Based upon, subject to and limited by the foregoing, we are of the opinion that, following issuance of the Shares pursuant to the terms of the Underwriting Agreement and receipt by the Company of the consideration for the Shares specified in the resolutions of the Board of Directors and the Pricing Committee referred to above and as set forth in the Terms Agreement, the Shares will be validly issued, fully paid and nonassessable under the DGCL.

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   We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely in connection with the filing by the Company of a Current Report on Form 8-K on the date of this opinion letter, which Form 8-K will be incorporated by reference into the Registration Statement. This opinion letter should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

   We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Form 8-K and to the reference to this firm under the caption "Legal Matters" in the Prospectus. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                                              Very truly yours,

                                              /s/  Hogan & Hartson L.L.P.


                                              HOGAN & HARTSON L.L.P.